   As filed with the Securities and Exchange Commission on May 6, 1997
                                                      Registration No. 33-99194
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                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

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                          POST-EFFECTIVE AMENDMENT NO. 2 TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

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                                    PETsMART, INC.
                (Exact name of registrant as specified in its charter)

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         DELAWARE                                    94-3024325
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)
                          10000 N. 31ST AVENUE, SUITE C-100
                                  PHOENIX, AZ  85051
                                    (602) 944-7070
          (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                                   ---------------

                                    MARK S. HANSEN
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    PETsMART, INC.
                          10000 N. 31ST AVENUE, SUITE C-100
                                  PHOENIX, AZ  85051
                                    (602) 944-7070
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                      Copies to:
                               ALAN C. MENDELSON, ESQ.
                               ROBERT J. BRIGHAM, ESQ.
                                 COOLEY GODWARD LLP
                                FIVE PALO ALTO SQUARE
                                 3000 EL CAMINO REAL
                                 PALO ALTO, CA  94306
                                    (415) 843-5000

         Approximate date of commencement of proposed sale to the public:
    FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   / /

                       TERMINATION OF OFFERING AND REMOVAL
                         OF SECURITIES FROM REGISTRATION

    As of May 1, 1997, the Registrant had completed the sale to the public of an aggregate of 430,522 shares of Common Stock of the Registrant pursuant to the Registration Statement and 169,478 shares of Common Stock remained available for sale thereunder.

    Agreements between the Registrant and the Selling Stockholders provided that the Registration Statement would remain effective until the earliest of
(i) September 18, 1997, (ii) the sale of all shares registered under the Registration Statement, or (iii) termination of the Rule 144 holding period requirements. Since as of April 29, 1997, the shares registered on the Registration Statement may be sold pursuant to Rule 144, the Registrant is no longer obligated to keep the Registration Statement effective.

    Pursuant to an undertaking made in the Registration Statement, the Registrant hereby remove from registration 169,478 shares of Common Stock of the Registrant.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Phoenix, County of Maricopa, State of Arizona, on May 2, 1997.

                                       PETsMART, INC.



                                       By: /s/ C. Donald Dorsey
                                           ------------------------------
                                            C. Donald Dorsey
                                            Executive Vice President

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dated indicated.

Signature:                   Title                              Date


         *              Chairman of the Board of Directors       May 5, 1997
----------------------
Samuel J. Parker


         *              President, Chief Executive Officer       May 5, 1997
----------------------  and Director
Mark S. Hansen


----------------------  Senior Vice President, Chief Financial
Susan C. Schnabel       Officer (Principal Financial Officer)


----------------------  Vice President, Controller (Principal
Kenneth A. Conway       Accounting Officer)


         *              Chief Operating Officer and Director     May 5, 1997
----------------------
Donna R. Ecton


         *              Director                                 May 5, 1997
----------------------
Denis L. Defforey


         *              Director                                 May 5, 1997
----------------------
Philip L. Francis


                        Director
----------------------
Richard M. Kovacevich


                        Director
----------------------
F. Richard Northcott

         *              Director                                 May 5, 1997
----------------------
Lawrence S. Phillips



         *              Director                                 May 5, 1997
----------------------
Thomas G. Stemberg


*Attorney-in-fact